UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     April 3, 2008 (March 31, 2008  )
AirNet Systems, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13025	31-1458309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7250 Star Check Drive, Columbus, Ohio 43217

(Address of principal executive offices) (Zip Code)
(614) 409-4900

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2008 (the “March 31, 2008 Form 8-K”) by AirNet Systems, Inc. (the “Company”), as of March 31, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), among the Company, AirNet Holdings, Inc. (“Parent”), a Delaware corporation which is an affiliate of Bayside Capital, Inc., and AirNet Acquisition, Inc., an Ohio corporation which is a wholly-owned subsidiary of Parent (“Merger Sub”).
     Pursuant to the terms and subject to the conditions of the Merger Agreement, Parent will acquire the Company through the merger of Merger Sub with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger and be a wholly-owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each common share, par value $0.01 per share (the “Common Shares”), of the Company issued and outstanding immediately prior to the Effective Time, other than Common Shares owned directly or indirectly by the Company or Parent or any of their respective subsidiaries and any Common Shares held by dissenting shareholders, will be converted into and represent the right to receive $2.81 in cash, without interest (the “Merger Consideration”). Each option to purchase a Common Share outstanding and unexercised immediately prior to the Effective Time will be cancelled in the Merger and the holder thereof will be entitled to an amount of cash, without interest, equal to the excess, if any, of $2.81 over the exercise price per Common Share of such option, less any amounts which are required to be withheld or deducted under applicable tax laws with respect to making such payment. The total value of the Merger is approximately $28.7 million.
     As contemplated by the terms of the Merger Agreement and concurrently with its execution and delivery, Parent purchased from the Company 1,934,137 Common Shares at the price of $2.81 per Common Share in cash, pursuant to a Subscription Agreement, dated March 31, 2008 (the “Subscription Agreement”), between the Company and Parent. The Common Shares purchased by Parent will be “excluded shares” under the Merger Agreement and will not be converted into the right to receive the $2.81 per Common Share Merger Consideration. Concurrently with the purchase of the 1,934,137 Common Shares by Parent, the Company and Parent entered into a Registration Rights Agreement, dated as of March 31, 2008 (the “Registration Rights Agreement”), providing one demand and unlimited piggyback registration rights in favor of Parent in respect of the 1,934,137 Common Shares purchased from the Company. Additional information about this purchase of Common Shares by Parent from the Company is included in the Company’s March 31, 2008 Form 8-K.
     The Merger is expected to close during the second quarter of 2008 and is subject to the approval and adoption of the Merger and the Merger Agreement by the affirmative vote of the holders of a majority of the Company’s outstanding Common Shares, as well as other customary closing conditions, including the obtaining of any required regulatory approvals. The closing of the Merger is not subject to any financing contingencies. However, there can be no assurances that the Company’s shareholders will approve and adopt the Merger and the

Merger Agreement, that all required regulatory approvals will be obtained on the proposed terms and schedule or that other closing conditions will be satisfied.
     The Merger Agreement contains certain termination rights for both the Company and Parent and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be obligated to pay Merger Sub a termination fee of $1.4 million, plus reasonable out-of-pocket expenses incurred by Parent or Merger Sub.
     The foregoing descriptions of the Merger Agreement, the Subscription Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, the Subscription Agreement and the Registration Rights Agreement, copies of which are included with this Current Report on Form 8-K as Exhibits 2.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.
Cautionary Statement
     The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the parties thereto. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the execution of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for purposes of allocating risk among the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.
Additional Information And Where To Find It:
     In connection with the proposed transaction, the Company intends to file a proxy statement and other materials with the SEC. Shareholders of the Company are urged to read the proxy statement and these other materials when they become available because they will contain important information about the Company and the proposed transaction. Investors will be able to obtain a free copy of the proxy statement and these other materials when they become available, as well as other materials filed with the SEC concerning the Company at the SEC’s website at http://www.sec.gov. Investors will also be able to obtain for free the proxy statement and other documents filed by the Company with the SEC in connection with the proposed transaction or that will be incorporated by reference into the proxy statement, by directing a request in writing to AirNet Systems, Inc., at 7250 Star Check Drive, Columbus, Ohio 43217, Attention: Ray L. Druseikis, Secretary, or by telephone at (614) 409-4996.

Participants in the Solicitation
     The Company and its directors and executive officers and Parent may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information regarding the Company’s directors and executive officers is set forth in the Company’s definitive Proxy Statement for the 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 30, 2007, and the Company’s Current Reports on Form 8-K, which were filed with the SEC on June 1, 2007, August 21, 2007, September 27, 2007 (as amended on November 8, 2007) and October 9, 2007. More detailed information regarding the identity of potential participants, and their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement of the Company and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available.

Item 8.01.	Other Information.
     As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2007, under the terms and conditions of a letter agreement dated as of November 28, 2007 (and entered into by the Company on December 3, 2007), between the Company and MergeGlobal, Inc. (amending the August 17, 2007 letter agreement between those parties), upon completion of the planned work under the amended letter agreement, the Company is obligated to issue to MergeGlobal, Inc., a warrant to purchase 100,000 Common Shares of the Company at an anticipated exercise price of $0.10 per Common Shares. The warrant, when issued, will not be exercisable for two years after issuance, subject to earlier exercise upon the occurrence of certain triggering events, including a change of control, a sale of all or substantially all of the Company’s Common Shares or assets, or a special dividend in excess of $1.00 per Common Share.
     On March 30, 2008, the Company and MergeGlobal, Inc. entered into an amendment (the “Warrant Surrender Amendment”) to the November 28, 2007 letter agreement pursuant to which MergeGlobal, Inc. agreed to surrender the warrant or the right to receive the warrant as specified in the November 28, 2007 letter agreement for the right to receive, in lieu thereof, promptly following the Effective Time of the Merger, an amount in cash equal to $271,000, which represents (i) 100,000 multiplied by (ii) the difference between the $2.81 per Common Share Merger Consideration and $0.10. The Warrant Surrender Amendment will terminate if the Merger Agreement is terminated by any of the parties to the Merger Agreement.

Item 9.01.	Financial Statements and Exhibits.
     (a) - (c) Not applicable.
     (d) Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 31, 2008, among AirNet Systems, Inc., AirNet Holdings, Inc. and AirNet Acquisition, Inc.*

Exhibit No.	Description

4.1	Subscription Agreement, dated March 31, 2008, between AirNet Systems, Inc. and AirNet Holdings, Inc.

4.2	Registration Rights Agreement, dated as of March 31, 2008, between AirNet Systems, Inc. and AirNet Holdings, Inc.

*	The disclosure schedules referenced in the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of SEC Regulation S-K. AirNet Systems, Inc. hereby undertakes to furnish supplementally a copy of the disclosure schedules referenced in the Agreement and Plan of Merger upon request by the SEC.
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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.
Dated: April 3, 2008	By:	/s/ Bruce D. Parker
Bruce D. Parker
Chairman of the Board, Chief Executive Officer and President

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated April 3, 2008
AirNet Systems, Inc.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 31, 2008, among AirNet Systems, Inc., AirNet Holdings, Inc. and AirNet Acquisition, Inc.*

4.1	Subscription Agreement, dated March 31, 2008, between AirNet Systems, Inc. and AirNet Holdings, Inc.

4.2	Registration Rights Agreement, dated as of March 31, 2008, between AirNet Systems, Inc. and AirNet Holdings, Inc.

*	The disclosure schedules referenced in the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of SEC Regulation S-K. AirNet Systems, Inc. hereby undertakes to furnish supplementally a copy of the disclosure schedules referenced in the Agreement and Plan of Merger upon request by the SEC.